EXHIBIT 4(j)
     FIRST AMENDMENT, dated as of March 1, 2006 (this “First Amendment”) to the Credit Agreement, dated as of December 20, 2004 (the “Credit Agreement”), among Parker Drilling Company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Brothers Inc. as sole advisor, sole lead arranger and sole bookrunner, Bank of America, N.A., as syndication agent, and Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement shall be used in this First Amendment with their defined meanings unless otherwise defined herein.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain Loans to the Borrower; and
     WHEREAS, the Borrower has requested that the Lenders amend, and upon this First Amendment becoming effective, the Lenders have agreed to amend, certain provisions of the Credit Agreement;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “L/C Commitment” in its entirety and inserting in lieu thereof the following new definition:
     “L/C Commitment”: $40,000,000.
     2. Amendment to Section 7.7. Section 7.7 of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and by relettering clauses (b) and (c) thereof as clauses (a) and (b) thereof, respectively.
     3. Representations and Warranties. As of the date hereof and after giving effect to this First Amendment, the Borrower hereby (a) confirms, reaffirms and restates the representations and warranties made by it in Section 4 of the Credit Agreement and otherwise in the other Loan Documents to which it is a party, (b) represents and warrants that no Default or Event of Default has occurred and is continuing and (c) represents and warrants that (i) the person named in the signature block below is duly authorized to execute and deliver, on behalf of the Borrower, this First Amendment, (ii) such person is now a duly elected and qualified officer of the Borrower, holding the office indicated below the name of such officer and (iii) the signature set forth on the signature line above the name of such officer is such officer’s true and genuine signature; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this First Amendment.
     4. Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its out-of-pocket costs and expenses incurred in connection with this First Amendment, any documents prepared in connection herewith and the transactions contemplated hereby including, without limitation, the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent.
     5. No Change. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, waived, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.
     6. Effectiveness. This First Amendment shall become effective as of the date set forth above upon the receipt by the Administrative Agent (or its counsel) of counterparts of this First Amendment, duly executed and delivered by the Administrative Agent, the Borrower, the Issuing Lender and each of the Lenders.
     7. Limited Amendment. This First Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

     8. Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this First Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
     9. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PARKER DRILLING COMPANY
By:	/s/ W. Kirk Brassfield
	Name:	W. Kirk Brassfield
	Title:	Senior Vice President and Chief Financial Officer

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory

BANK OF AMERICA, N.A., as Syndication Agent, Issuing Lender and a Lender
By:	/s/ Claire Liu
	Name:	Claire Liu
	Title:	Senior Vice President

LEHMAN BROTHERS COMMERCIAL BANK, as a Lender
By:	/s/ Darren S. Lane
	Name:	Darren S. Lane
	Title:	Vice President